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                                                                     EXHIBIT 3.1

                           AMENDED AND RESTATED BYLAWS

                                       OF

                        GEN-NET LEASE INCOME TRUST, INC.



                                    ARTICLE I

                                     Offices
                                     -------

     Section 1.01 Principal Office. The Company's principal office in the State of Michigan shall be in the Township of Grosse Ile, State of Michigan.

     Section 1.02 Principal Executive Office. Unless otherwise determined from time to time by the Board of Directors, the principal executive office of the company shall be in the Township of Grosse Ile, State of Michigan.

     Section 1.03 Other Offices. The Company may also have offices at such other places both in and out of the State of Michigan as the Board of Directors may from time to time determine or the business of the Company may require.

                                   ARTICLE II

                             Meeting of Shareholders
                             -----------------------

     Section 2.01 Place of Meetings. Meetings of the Shareholders shall be held at the office of the Company in the Township of Grosse Ile and State of Michigan, or at any other place within the United States as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice hereof.


     Section 2.02 Annual Meetings. Annual meetings of Shareholders, commencing with the year 2003, shall be held on the first Monday of June at 10:00 a.m., or at such other date and time within thirty (30) days thereafter as shall be fixed by the Board of Directors and stated in the notice of meeting, but in no event less than thirty (30) days following the date stated in the notice of meeting, but in no event less than thirty (30) days following the distribution of the Annual Report to the Shareholders of the Company pursuant to Section 7.02 hereof, at which the Shareholders shall without the necessity for concurrence by the Directors vote to elect a Board of Directors and may transact any business within the powers of the Company. Any business of the Company may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by law to be stated in the notice.


     Section 2.03 Special Meetings. At any time in the interval between annual meetings, special meetings of the Shareholders, unless otherwise provided by law or by the Articles, may be called by a majority of the Board of Directors, a majority of the Independent Directors (as defined in Section 3.01 hereof), or the President or upon the written request of the holders of shares representing not less than ten percent (10%) of the outstanding shares entitled to vote at the meeting. Such written request shall be given in person or by mail and state the purpose or purposes of the proposed meeting, and the matters proposed to be acted upon at such meeting. No special meeting need be called upon the request of the holders of less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same matter voted upon at any special meeting of the Shareholders held during the preceding twelve (12) months. Business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice.

     Section 2.04 Notice of Meetings. Not less than ten (10) nor more than ninety (90) days before the date of every meeting of Shareholders the Secretary shall give to each Shareholder entitled to vote at such meeting, and to each Shareholder not entitled to vote who is entitled by law to notice, written or printed notice stating the time and

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place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by personal delivery or by leaving it at the shareholder's residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the Shareholder at the post office address as it appears on the records of the Company.

     In the case of a special meeting of Shareholders convened at the request of Shareholders, as provided for in Section 2.03 above, the notice herein provided for shall be given by the Secretary, in the manner herein provided, within ten
(10) days after receipt of such request of Shareholders. Such a special meeting shall be held not less than fifteen (15) nor more than sixty (60) days after receipt of the request of Shareholders. Such meeting shall be held at the place and time specified in the request or, if none is specified, at a place and time reasonably believed by the Directors to be convenient to a majority of the Shareholders.

     Section 2.05 Quorum. At any meeting of Shareholders, the presence in person or by proxy of Shareholders entitled to cast a majority of the votes shall constitute a quorum; but this Section shall not affect any requirement of law or under the Company's Articles for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, a majority of the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 2.06 Voting. A majority of the votes cast at a meeting of Shareholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by law or by the Company's Articles or by these Bylaws. Except in the election of Directors, which shall be by written ballot, or unless required by statute or by these Bylaws or demanded by Shareholders present in person or represented by proxy entitled to cast twenty-five percent (25%) of the votes entitled to be cast at a meeting, any vote of Shareholders need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the Shareholder or his proxy and shall state the number of shares voted.

     With respect to shares owned by the Directors, or any affiliates, neither the Directors or any affiliates may vote or consent on matters submitted to the Shareholders regarding the removal of any Director, or any affiliate, or any transaction between the Company and any of them. In determining the applicable percentage in interest of shares necessary to approve a matter in which a Director and/or any affiliate may not vote or consent, any shares owned by any of them shall not be included.


     The concurrence of the Directors is not necessary in the event of a shareholder vote to remove any Director.


     Unless any statute or the Company's Articles provide otherwise, each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders, but no share shall be entitled to vote if any installment payable thereon is overdue and unpaid. A Shareholder may vote only the shares owned by him as shown on the record of Shareholders of the Company as of the record date determined pursuant to Section
6.05 hereof or pursuant to applicable law. All persons who were holders of record of shares at such time, and no others, shall be entitled to vote at such a meeting and any adjournment thereof. A Shareholder may vote the shares owned of record by him either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and validity of proxies and the acceptance or rejection of votes shall be decided by the Chair of the meeting.

     Section 2.07 Organization and Order of Business. At each meeting of the Shareholders, the Chair of the Board of Directors, or in the Chair's absence or inability to act, the President, or in the absence or inability to act of the Chair of the Board and the President, a Vice President, shall act as Chair of the meeting. The Secretary, or in the Secretary's absence or inability to act, any person appointed by the Chair of the meeting, shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Shareholders shall be as determined by the Chair of the meeting.

                                       2

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     Section 2.08 Inspectors. The Board of Directors may, in advance of any meeting of Shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the Chair of the meeting may, and at the request of any Shareholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election of a vote with fairness to all Shareholders. On request of the Chair of the meeting, or any Shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as inspector of an election of Directors. Inspectors need not be Shareholders.

     Section 2.09 Action Without Meeting. Except as otherwise provided by statute or the Articles, any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth such action, is signed by all the Shareholders entitled to notice of a meeting of Shareholders but not to vote thereat and have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of Shareholders' meetings.

                                   ARTICLE III

                                    Directors
                                    ---------

     Section 3.01 Number, Election and Term. The current number of Directors of the Company is three (3). By vote of a majority of the entire Board of Directors, the number of Directors may from time to time be increased or decreased, but may not exceed seven (7) nor be less than three (3) except as permitted by law; provided, however, that the tenure of office of a Director shall not be affected by any decrease or increase in the number of Directors so made by the Board. At all times that the Company intends to be qualified as a real estate investment trust under the Internal Revenue Code, a majority of the Board of Directors shall be Independent Directors (as hereinafter defined). Each Director must have at least three (3) years of relevant experience demonstrating the knowledge and expertise required to acquire and manage the Company's properties. For purposes of these Bylaws, "Independent Director" shall mean a Director of the Company who is not associated within the last two years directly or indirectly, with the Sponsor. A Director shall be deemed to be associated with the Sponsor if he or she owns an interest in the Sponsor or any of its affiliates, is employed by the Sponsor or any of its affiliates, is an officer or director of the Sponsor or any of its affiliates, performs services other than as a Director for the Company, is a Director for more than three companies acquired by the Sponsor, as has any material business or professional relationship with the Sponsor or any of its affiliates. For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the sponsor and affiliates shall be deemed material per se if its exceeds 5% of the prospective Independent Director's annual gross revenue derived from all sources during the last two years, or net worth on a fair market value basis. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers or fathers-in-law, sons or daughters-in-law, brothers-in-law or sisters-in-law are or have been associated with the Sponsor, any of its affiliates or the Company. Until the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office until the next annual meeting or until their successors are elected and qualify. Directors need not be Shareholders in the Company. Shareholders wanting to nominate a person for election as a Director shall deliver written notice of such nomination at least ninety (90) days prior to an annual meeting of Shareholders and within seven (7) days following the date on which notice of a special meeting of Shareholders to elect Directors is first given to Shareholders.

     Section 3.02 Powers. The business and affairs of the Company shall be managed in accordance with the Articles and these Bylaws under the direction of its Board of Directors and where applicable, the Independent Directors, which may exercise all of the powers of the Company, except such as are allowed by law or by the Company's Articles or by these Bylaws conferred upon or reserved to the Shareholders.

     Section 3.03 Vacancies. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of Directors, may, subject to the provisions of Section 3.08, be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum; provided, however, that if the Company has sought to qualify as a real estate investment trust and in accordance with Section 3.01, a majority of the Board of Directors are required to be Independent Directors, then Independent Directors shall nominate replacements for vacancies among the Independent Directors. Any vacancy occurring by reason of the removal of a Director by the Shareholders may be filled by a vote of the holders of a majority of the shares entitled to vote for the election of Directors. Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors. The Shareholders of any class or

                                       3

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series may fill any vacancy among the number of Directors elected by that class or series. A Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of Shareholders or until his successor is elected and qualified.

     Section 3.04 Resignations. Any Director serving as such or in his or her capacity as a member of a committee of the Board of Directors may resign either as a Director or as a member of a committee or both at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of the receipt by the Chair of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     Section 3.05 Fiduciary Duty of the Directors. The Directors shall be charged with a fiduciary duty to the Company and Shareholders to supervise the business and relationships of the Company and to exercise reasonable care in the exercise of their duties.

     Section 3.06 Committees of the Board. The Board of Directors may appoint from among its members an executive committee, an audit committee and other committees composed of two (2) or more Directors. A majority of the members of any committee so appointed shall be Independent Directors (as defined in Section 3.01). The Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to declare dividends or distributions on stock, recommend to the Shareholders action which requires Shareholder approval, amend the Bylaws, approve any merger or share exchange or issue stock. However, if the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued.

     Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

     One third (1/3), but not less than two (2), of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority of those present shall be the act of such committee. The Board of Directors may designate a Chair of any committee and such Chair or any two (2) members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an Independent Director, such appointee shall be an Independent Director.

     Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action taken by the Committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

     Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members, to replace any absent or disqualified member, or to dissolve any committee.

     Section 3.07 Meetings of the Board of Directors. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Michigan as the Board may from time to time determine or shall be specified in the notice of such meeting.

     The initial meeting of the Board of Directors shall be held as soon as practicable after the Company has been duly formed in accordance with Michigan law. The first meeting of each newly elected Board of Directors shall be held as soon as practicable after the annual meeting of the Shareholders at which the Directors were elected. The meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for

                                       4

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special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the Directors as provided in Article IV, except that no notice shall be necessary if such meeting is held immediately after the adjournment and at the site of the annual meeting of Shareholders.

     Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

     Special meetings of the Board of Directors may be called at any time by two
(2) or more Directors or by a majority of the members of the executive committee, if one be constituted, in writing with or without a meeting of such committee or by the Chair of the Board or President.

     Notice of the place and time of every special meeting of the Board of Directors shall be delivered by the Secretary to each Director either personally or by telephone, telegram or electronic mail, or by leaving the same at his residence or usual place of business at least forty-eight (48) hours before the time at which such meeting is to be held, or by first class mail, at least three
(3) days before the day on which such meeting is to be held. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Director at his post office address as it appears on the records of the Company, with postage thereon prepaid. For purposes of the Notice requirements provided for herein, the initial meeting of the Board of Directors following the formation of the Company shall be deemed to be a special meeting of the Board of Directors.

     Section 3.08 Quorum and Voting. At all meetings of the Board, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion, or the concurrence of a majority of the Independent Directors, is required for such action by law, the Company's Articles or these Bylaws. If a quorum shall not be present at any meeting of the Board, the Directors present may, by a majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Notwithstanding the first paragraph of this Section 3.08, any action pertaining to a transaction involving the Company in which any Director or officer of the Company or any affiliate or any of the foregoing persons or the Sponsor has an interest shall specifically be approved with respect to any isolated transactions or generally be approved with respect to any series of similar transactions, by a majority of the members of the Board of Directors , including a majority of the Independent Directors who are not parties to and have no financial interest in such transaction and who are not affiliates of such interested party, even if such Directors constitute less than a quorum.

     Subject to the provisions contained in Section 3.13 (o), in approving any contract, joint venture or other transaction or series of transactions between the Company and any Director or officer of the Company or any affiliate of such persons, or with the Sponsor (as defined in the Registration Statement) a majority of the Directors including a majority of the Independent Directors must determine that:

     (a) the contract, joint venture or other transaction as contemplated is fair, competitive and commercially reasonable and on terms and conditions no less favorable to the Company than those available from the unaffiliated third parties under the same circumstances;

     (b) if an acquisition of property other than mortgage loans is involved, the total consideration for the property being acquired is not in excess of the appraised value of such property as stated in an appraisal by a qualified independent real estate appraiser selected by the Independent Directors, which shall be obtained by the Company prior to any such acquisition, and if the price is in excess of the cost of the asset to such seller thereof, the Independent Directors shall determine that substantial justification for such excess exists and that such excess is not unreasonable;

     (c) if the transaction involves compensation for services rendered in a capacity other than contemplated by the employment arrangements, such compensation, to the knowledge of the Directors, is not greater that the customary charges for comparable services between unaffiliated persons; and

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     (d)  if the transaction involves the making of loans or the borrowing of money, the transaction is fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated lenders and borrowers under the same circumstances.

     The foregoing voting provisions shall not be changed without the approval of the holders of a majority of outstanding shares.

     Section 3.09 Organization. The Chair of the Board shall preside at each meeting of the Board of Directors, or in the absence or inability of the Chair of the Board to preside at a meeting, the Vice-Chair, or in his absence or inability to act, another Director chosen by a majority of the Directors present, shall act as Chair of the meeting and preside thereat. The Secretary (or, in the Secretary's absence or inability to act, any person appointed by the Chair of the meeting) shall act as Secretary of the meeting and keep the minutes thereof.

     Section 3.10 Meeting by Conference Telephone. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

     Section 3.11 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     Section 3.12 Compensation of Directors. The Company shall pay each Director an annual fee of $25,000. In addition, the Company shall reimburse the Directors for their actual costs and travel expenses incurred in connection with their duties as Directors of the Company.

     Section 3.13 Investment Policies and Restrictions. It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of the Company's assets, and the investment policies of the Company and the limitations thereon or amendments thereto are at all times consistent with such policies, limitations and restrictions as are contained in this Section 3.13, or recited in the Registration Statement on Form S-11 ("Registration Statement") filed with the Securities and Exchange Commission in connection with this Company's initial offering of common stock (the "Initial Offering"); and in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as amended.

     The Company shall not:

     (a) Invest in unimproved real property or mortgage loans on unimproved property.

     (b) Invest in commodities or commodity future contracts. Such limitation is not intended to apply to future contracts, when used solely for hedging purposes.

     (c) Make loans to the Sponsor, Directors or affiliates thereof, except as allowed by (d) below, as to whollyowned subsidiaries of the Company.

     (d) Make mortgage loans unless an appraisal is obtained concerning the underlying property except for construction loans for the construction of improvements on properties acquired by the Company that are already leased to qualifying tenants and those loans are insured or guaranteed by a government or government agency. In cases in which a majority of the Independent Directors so determine, and in all cases in which the transaction is with the Directors or affiliates thereof or the Sponsor, such an appraisal must be obtained from an independent expert concerning the underlying property. This appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any Shareholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Further, the Directors shall observe the following policies in connection with investing in or making mortgage loans:

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          (1)  The Company shall not invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

          (2) The Company shall not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to eighty percent (80%) of the purchase price of the property. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company," shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan.

          (3) The Company shall not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of a Director or any affiliate of the Company or the Sponsor.

          (4) The Company shall not invest in real estate mortgages, other than purchase money mortgages acquired by the Company in connection with one or more of its properties.

     (e)  Issue redeemable equity securities.

     (f) Issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt.

     (g) Issue options or warrants to purchase its shares to the Directors or any affiliate hereof except on the same terms as such options or warrants are sold to the general public, if applicable. The Company may issue options or warrants to persons not so connected with the Company but not at exercise prices less than the fair market value of such securities on the date of grant and for consideration (which may include services) that in the judgement of the Independent Directors, has a market value less than the value of such option on the date of grant. Options or warrants issuable to the Directors or any affiliate thereof shall not exceed an amount equal to ten percent (10%) of the outstanding shares of the Company on the date of grant of any options or warrants.

     (h) Issue of its shares on a deferred payment basis or other similar arrangement.

     (i) Invest in any mortgage loans that are subordinate to any liens or other indebtedness on a property.

     (j) Invest in equity securities, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable.

     (k) Sell any of its properties to any Director or affiliates of the Company or to the Sponsor.

     (l) Engage in any short sales of securities or trading, as distinguished from investment activities.

     (m) Engage in underwriting or the agency distribution of securities issued by others.

     (n) Acquire securities in any company holding an investment or engaging in activities in which the Company is prohibited to invest or engage.

     (o) Invest in the securities of other issuers for the purpose of exercising control.

     (p) Invest in the securities of or interests in persons or other entities engaged in real estate activities.

     The total of all acquisition fees and commissions paid by any party, and acquisition expenses paid by the Company, in connection with the Company's purchase of any property shall be reasonable and, in no event may

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exceed an amount equal to six percent (6%) of the contract price of the property or in the case of a mortgage loan, six percent (6%) of the funds advanced.

     The Company does not intend to invest in the securities of other issuers for the purposes of exercising control, to offer securities in exchange for property unless deemed prudent by a majority of the Directors, to repurchase or otherwise reacquire shares of the Company except as may be necessary to maintain qualification as a real estate investment trust, to issue senior securities or to make loans to other persons except tenants (typically for improvements to leased premises).

     The Directors shall review the borrowings of the Company quarterly for reasonableness in relation to the Company's net assets. The Company shall not incur indebtedness if, after giving effect to the incurrence thereof, aggregate indebtedness, secured and unsecured, would exceed three hundred percent (300%) of the Company's net assets on a consolidated basis. For this purpose, the term "net assets" means the total assets (less intangibles) of the Company at cost, before deducting depreciation or other non-cash reserves, less total liabilities, as calculated at the end of each quarter on a basis consistently applied. The Company shall not borrow on an unsecured basis if such borrowing will result in an asset coverage of less than three hundred percent (300%), unless there is a satisfactory showing that a higher level of borrowing is appropriate and such excess borrowing is approved by a majority of the Independent Directors and disclosed to the Shareholders in the next quarterly report along with the justification for the excess. "Asset Coverage" means the ratio which the value of the total assets less liabilities, except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings. The Company shall not borrow in order to distribute the proceeds to Stockholders and thereby offset under-performance by properties owned by the Company.

     The Independent Directors shall review the investment policies of the Company at least annually to determine that the policies then being followed by the Company are in the best interests of its Shareholders. Each such determination and the basis therefore shall be set forth in the minutes of the Board of Directors. No material change in the investment policies, prohibitions or restrictions of the Company shall be made without the written consent or approval of both a majority of the Directors including a majority of the Independent Directors and the Shareholders owning in the aggregate more than 50% of the then outstanding Shares, excluding Shares held by officers, Directors and their affiliates.

     Additionally, without the written consent or approval of both a majority of the Directors including a majority of the Independent Directors and the Shareholders owning in the aggregate more than 50% of the then outstanding shares, the Directors shall not sell all or substantially all of the Company's assets other than in the ordinary course of business or in connection with liquidation and dissolution, cause the merger or other reorganization of the Company other than before the initial investment in property.

     Section 3.14 Total Expense. The Independent Directors shall determine, from time to time but at least annually after the first year of operation, that the total fees and expenses of the Company are reasonable in light of the Company's investment experience, net assets, net income and all other relevant factors, and each such determination and the factors in support thereof shall be recorded in the minutes of the next meeting of the Board of Directors. The Independent Directors shall have a fiduciary duty to limit the "Total Operating Expenses" to amounts that do not exceed in any fiscal year the greater of (a) two percent (2%) of the "Average Invested Assets" or b) twenty-five percent (25%) of the Company's Net Income for such year. Within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses (for the 12 months then-ended) exceeded 2% of Average Invested Assets or 25% of Net Income, whichever is greater, the Directors shall send to the Shareholders a written disclosure of such fact together with a written explanation of the factors the Independent Directors considered in arriving at the conclusion that such higher operating expenses were justified.

     As used herein, the following terms shall have the following meanings:

     (a) "Total Operating Expenses" shall mean the aggregate expenses of every character paid or incurred by the Company as determined under generally accepted accounting principles but excluding the expense of raising capital (such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Company's shares), interest payments, taxes, non-cash expenditures (such as depreciation, amortization and bad debt reserves), incentive fees, acquisition fees, acquisition expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of real property).

     (b) "Average Invested Assets" for any period shall mean the average of the aggregated book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation, bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each calendar month during such period.

     (c) "Net Income" for any period shall mean total revenues applicable to such period (excluding any gain from the sale of assets of the Company), less the expenses applicable to such period, other than additions to reserves for depreciation, bad debts or other similar non-cash reserves determined in accordance with generally accepted accounting principles.

     Section 3.15 Real Estate Brokerage Commissions. Upon the sale of any of the Properties with respect to which sale the Director or officer of the Company, or any of their affiliates or the Sponsor performs a substantial amount of services, the entity or such affiliate shall be entitled to receive a real estate brokerage commission customary and competitive for comparable size and type of properties in the area where the sold Property is located (hereinafter referred to as the "Competitive Commission") provided that the total of such commissions paid to all parties shall not exceed the lesser of the Competitive Commission or six percent (6%) of the sales price of such Property.

     Section 3.16 Business Activities. Each Director may engage in other business activities of types conducted by the Company and, except as otherwise provided herein, is not required to present to the Company any investment opportunities which becomes available to him regardless of whether the opportunities are within the Company's permissible investment policies.

                                   ARTICLE IV

                                Waivers of Notice
                                -----------------

     Section 4.01 Whenever any notice of the time, place or purpose of any meeting of Shareholder, Directors or committee is required to be given under law or under the provisions of the company's Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting whether before or after the holding thereof, or actual attendance at the meeting of Shareholders in person or by proxy, or at the meeting of Directors or committee in person, shall be deemed equivalent to the giving of such notice to such persons. When a meeting is adjourned to another time and place, unless the adjournment is for more than thirty (30) days, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment was taken.

                                    ARTICLE V

                                    Officers
                                    --------

     Section 5.01 Officers. The officers of the Company shall be chosen by the Board of Directors and shall be initially a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chair of the Board, one (1) or more Vice Presidents, and one or more Assistant Secretaries and Treasurers (also from time to time referred to by the Company as Financial Officers). Two
(2) or more offices, except those of President and Vice President may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one (1) capacity, if such instrument is required by law, the Company's Articles or these Bylaws to be executed, acknowledged or verified by two (2) or more officers.

     The Board of Directors at its first meeting after each annual meeting of Shareholders shall choose a President, a Secretary and a Treasurer, none of whom need to be a member of the Board.

     Section 5.02 Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 5.03 Compensation. The salaries of all officers and agents of the Company shall be fixed by the Board of Directors.

     Section 5.04 Removal; Resignation. The officers of the Company shall serve at the pleasure of the Board of Directors, until their successors are chosen and qualified. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if time not be specified, at the time of its receipt by the Chair of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

     Section 5.05 Chair. The Chair of the Board, if one shall be elected, shall, if present, preside at all meetings of the Board of Directors and Shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him by Board of Directors or prescribed by these Bylaws and as may be set forth herein.

     Section 5.06 President. The President shall be the chief executive officer of the Company. The President shall have general and active control of the business, finances and affairs, subject to the control of the Board of Directors. Except as may otherwise be provided by the Board of Directors from time to time, the President shall have general power to execute bonds, deeds, contracts, conveyances and other instruments in the name of the Company and to affix the corporate seal, to appoint all employees and agents of the Company whose appointment is not otherwise provided for and to fix the compensation thereof subject to the provisions of these Bylaws and subject to the approval of the Board of Directors; to remove or suspend any employee or agent, who shall not have been appointed by the Board of Directors; to suspend for cause, pending final action by the body which shall have appointed him, any officer other than an elected officer, or any employee or agent who shall have been appointed by the Board of Directors. In the absence of the Chair of the Board to act, the President shall have authority to exercise the power and perform the duties of the Chair of the Board. He shall have such further powers and duties as may be conferred on him by the Board of Directors.

     Section 5.07 Vice President. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 5.08 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all proceedings of the meetings of the Shareholders and record all the proceedings of the meetings of the Company and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Company, and, when authorized the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the Secretary's signature or by the signature of an Assistant Secretary.

     Section 5.09 Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 5.10 Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Company. If required by the Board of Directors, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

     The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 5.11 Delegation of Duties. In the case of the absence of any officer of the Company, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

     Section 5.12 Indemnification. No indemnity of officers, Directors or affiliates shall be allowed for any liability or loss suffered by the Directors, nor shall the Directors be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

     (a) The Directors or affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company.

     (b) The Directors or affiliates were acting on behalf of or performing services for the Company.

     (c)  Such liability or loss was not the result of:

          (1) Negligence or misconduct by the Directors, excluding the Independent Directors or affiliates; or

          (2)  gross negligence or willful misconduct by the Independent
               Directors.

     (d) Such indemnification or agreement to hold harmless is recoverable only out of Company net assets and not from Shareholders.

     (e) A majority of the Independent Directors approves such indemnification or agreement to hold harmless.

         Notwithstanding anything to the contrary contained in this Section 5.12, the Directors or affiliates and any persons acting as a broker-dealer shall not be indemnified by the Company for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

     (a) There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnity.

     (b) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnity.

     (c) A court of competent jurisdiction approves a settlement of the claims against a particular indemnity and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

     The advancement of Company funds to the Directors or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all the following conditions are satisfied:

     (a) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company.

     (b) The legal action is initiated by a third party who is not a Shareholder or the legal action is initiated by a Shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement.

     (c) The Directors or affiliates undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Directors or affiliates are found not be entitled to indemnification.

     Subject to the foregoing limitations and restrictions, each officer, Director or employee of the Company shall be indemnified by the Company to the full extent permitted under the General Laws of the State of Michigan and other applicable law, provided that such person determined in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company and such liability or loss was not the result of negligence, misconduct, or in the case and Independent Directors gross negligence or willful misconduct.

     Section 5.13 Business Activities. Each officer may engage in other business activities of types conducted by the Company and, except as otherwise provided herein, is not required to present to the Company any investment opportunities which become available to him regardless of whether the opportunities are within the Company's permissible investment policies.

                                   ARTICLE VI

                              Certificates of Stock
                              ---------------------

     Section 6.01 Certificates. Actual issuance of a certificate evidencing the number and kind and class of shares owned by a Shareholder is optional with the Board of Directors. The Company will not issue certificates unless it receives a request in writing to do so from a bona fide shareholder. Shareholders who do not elect to receive certificates will own stock in "uncertified" or "book entry" form and will be treated in a like manner as those who do receive a certificate.

     The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the Company before the certificate is issued, the certificate may nevertheless be issued by the Company with the same effect as if the officer has not ceased to be such officer as of the date of its issue. Each stock certificate shall include on its face the name of the Company, the name of the Shareholder and the class of stock and number of shares represented by the certificate. If the Company has authority to issue stock of more than one class, the stock certificate shall contain on its face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions or redemption of the stock of each class which the Company is authorized to issue and, if the Company is authorized to issue a preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such full statement or summary, there may be set forth upon the face or back of the certificate a statement that the Company will furnish to any Shareholder upon request and without charge, a full statement of such information. A summary of such information included in a registration statement permitted to become effective under the Federal Securities Act of 1933, as now or hereafter amended, shall be an acceptable summary for purposes of this Section. Every stock certificate representing shares of stock which are restricted as to the transferability by the Company shall contain a full statement of the restriction or state that the Company will furnish information about the restriction to the Shareholder on request and without charge. A stock certificate may not be issued until the stock represented by it is fully paid except in the case of stock purchased under an option plan as permitted by law.

     Section 6.02 Lost Certificates. The Board of Directors may direct a new stock certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Company a bond, with sufficient surety, to the Company to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

     Section 6.03 Transfer Agents and Registrars. The Board of Directors may in its discretion, appoint, in lieu of the Company, one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and/or registrars of the shares of stock of the Company; and upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and/or registered by one of such registrars.

     Section 6.04 Transfer of Stock. No transfers of shares of stock of the Company shall be made if (i) void ab initio pursuant to Article VIII of the Company's Articles, or (ii) the Board of Directors, pursuant to such Article VIII, shall have refused to transfer such shares. The Board of Directors of the Company may:

     (a) Redeem the outstanding shares of stock of the Company or restrict the transfer of such shares to the extent necessary to prevent the concentration of ownership of more than fifty percent (50%) of the outstanding shares of the Company in the hands of five (5) or fewer individuals or entities and to ensure that the Company always has at least one hundred (100) Shareholders;

     (b) Refuse to effect a transfer of shares of stock of the Company to any person who as a result would beneficially own shares in excess of nine and eight tenths percent (9.8%) of the outstanding shares of the Company ("Excess Shares"); and

     (c)  Redeem Excess Shares held by any Shareholder of the Company.

     Permitted transfers of shares of stock of the Company shall be made on the stock records of the Company only upon the instruction of the registered holder thereof, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by the Company's Articles, these Bylaws, or by action of the Board of Directors thereunder, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 6.05 Fixing of Record Dates; Closing of Transfer Books. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining Shareholders entitled to notice of, or to vote at, any meeting of Shareholders, or Shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of Shareholders for any other proper purpose. Such date, in any case, shall be not more than ninety
(90) days and in case of meeting of Shareholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of Shareholders is to be taken.

     Section 6.06 Registered Stockholders. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls, if any, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     Section 6.07 Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Company.

     Section 6.08 Non-assessability of Stock. The Company's shares shall be non-assessable by the Company.

                                   ARTICLE VII

                               General Provisions
                               ------------------

     Section 7.01 Dividends. Subject to the provisions of the Company's Articles and any requirements of applicable law, quarterly dividends up to an amount equal to substantially all of the Company's available cash flow from operation of its properties, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, or in readily marketable securities, subject to the provisions of law and of the Company's Articles. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board of Directors shall deem conducive to the interests of the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created. The Company shall disclose in a written statement accompanying each payment the source or sources of such payment to the extent such source or sources is or are other than from current operations.

In no event shall dividends be made from any source of funds borrowed by the Company. No dividends shall be made in kind except as follows:

     (a)  Dividend of readily marketable securities.

     (b) Distribution of beneficial interests in a liquidating trust established for the dissolution of the Company and liquidation of its assets as provided under Michigan law.

     (c)  Distributions in kind that meet the following conditions:

          (1) The Directors advise each Shareholder of the risks associated with direct ownership of the property;

          (2) The Directors offer each Shareholder the election of receiving in-kind property distributions;

          (3) The Directors distribute in-kind property only to Shareholders who accept the Directors' offer.

     Section 7.02 Annual Report. The President or a Vice President or the Treasurer shall prepare or cause to be prepared annually a full and correct report of the affairs of the Company, including financial statements for the preceding fiscal year, which shall be prepared in accordance with generally accepted accounting principles, audited and certified by independent certified public accountants and distributed to Shareholders within one hundred twenty
(120) days after the close of the Company's fiscal year and a reasonable period of time (not less than thirty (30) days) prior to the annual meeting of Shareholders. Such report shall also be submitted at the annual meeting and shall be filed within twenty (20) days thereafter at the principal office of the Company in the State of Michigan. The annual report shall also include a separately stated, full disclosure of all material terms, factors and circumstances surrounding any transactions between the Company and any Director, the Sponsor, or any affiliates thereof occurring during the year for which the annual report is made. The Independent Directors will comment on the fairness of such transactions in the annual report.

     The Company shall also publish in the annual report (i) the ratio of the cost of raising capital during the year to the capital raised; (ii) the aggregate amount of fees or charges paid to third parties doing business with the Company; (iii) the total operating expenses of the Company stated as a percentage of average invested assets and as a percentage of its net income;
(iv) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Shareholders and the basis for such determination.

     The Directors, including the Independent Directors, shall take reasonable steps to insure that the foregoing requirements concerning the annual report are met.

     Section 7.03 Quarterly Report. The President or a Vice President or the Treasurer shall also prepare or cause to be prepared quarterly for each of the first three (3) quarters of each fiscal year, a full and correct report of the affairs of the Company, including a balance sheet and financial statement of operations for the preceding fiscal quarter, which need not be certified by independent certified public accountants and shall be distributed to Shareholders within forty-five (45) days after the close of the company's preceding fiscal quarter.

     Section 7.04 Checks. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Company shall be signed by the President or Treasurer or by such officer or officers as the Board of Directors may from time to time designate.

     Section 7.05 Depositories and Custodians. The funds of the Company shall be deposited with such banks or other depositories as the Board of Directors of the Company may from time to time determine. All securities and other investments shall be deposited in the safekeeping of such banks or other companies as Board of Directors of the Company may from time to time determine.

     Section 7.06 Books of Account and Records. The Company shall maintain at its office in the Township of Grosse Ile and State of Michigan correct and complete books and records of account of all the business and transactions of the Company. Upon request of any Shareholder, there shall be make available in accordance with the provisions of Michigan law, a record containing the number of shares of stock issued during a specified period not to exceed twelve (12) months and the consideration received by the Company for each such share.

     Section 7.07 Information for Inspection. Any Shareholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times, and may inspect and copy any of them. Any Shareholder shall have access to shareholder information as follows:

     (a) An alphabetical list of the names, addresses and telephone numbers of the Shareholders of the Company along with the number of shares held by each of them (the "Shareholder List") shall be maintained as part of the books and records of the Company and shall be available for inspection by any Shareholder or the Shareholder's designated agent at the home office of the Company upon the request of the Shareholder.

     (b) The Shareholder List shall be updated at least quarterly to reflect changes in the information contained therein.

     (c) A copy of the Shareholder List shall be mailed to any Shareholder requesting the Shareholder List within ten (10) days of the request. The copy of the Shareholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Company.

     (d) The purposes for which a Shareholder may request a copy of the Shareholder List include, without limitation, matters relating to Shareholders' voting rights under the Company agreement, and the exercise of Shareholders' rights under the Company agreement, and the exercise of Shareholders' rights under federal proxy laws.

     (e) If the Directors of the company neglect or refuse to exhibit, produce or mail a copy of the Shareholder List as requested, the Directors shall be liable to any Shareholder requesting the list for the costs, including attorneys' fees, incurred by that Shareholder for compelling the production of the Shareholder List, and for actual damages suffered by any Shareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Shareholder List is to secure such list of Shareholders or other information for the purpose of selling such list or copies thereof, or of using information for the purpose of selling such list or copies hereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Shareholder relative to the affairs of the Company. The Company may require the Shareholder requesting the Shareholder List to represent that the list is not requested for a commercial purpose unrelated to the Shareholder's interest in the Company. The remedies provided hereunder to Shareholders requesting copies of the Shareholder List are in addition to, and shall not in any way limit, other remedies available to Shareholders under federal law, or the laws of any state.

     Section 7.08 Fiscal Year. The fiscal year of the Company shall be the calendar year.

     Section 7.09 Seal. The corporate seal shall have inscribed thereon the name of the Company and the year and state of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise

     Section 7.10 Stock Ledger. The Company shall maintain at its office in the Township of Grosse Ile and State of Michigan an original stock ledger containing the names and address of all Shareholders and the number of shares of each class held by each Shareholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

     Section 7.11 Investor Suitability Standard. Unless otherwise required by applicable law, Shareholders shall, at the time of their purchase of shares in the Company, have a minimum annual gross income of $45,000 and a minimum net worth of $45,000, or a minimum net worth of $150,000. Net worth shall be determined exclusive of home, home furnishings, and automobiles. In the case of sales to fiduciary accounts, these minimum standards shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

     Section 7.12 Determination of Investor Suitability. The Sponsor and each person selling shares on behalf of the Sponsor or the Company shall make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each Shareholder. In making this determination, the Sponsor and each person selling shares on behalf of the Sponsor or the Company shall ascertain that the prospective Shareholder meets the minimum income and net worth standards established for the Company, can reasonably benefit from the Company based on the prospective Shareholder's overall investment objectives and portfolio structure, is able to bear the economic risk of the investment based on the prospective Shareholder's overall financial situation, and has an apparent understanding of the fundamental risks of the investment, the risk that the Shareholder may lose the entire investment, the lack of liquidity of the Company's shares, the restrictions on transferability of the Company's shares, the background and qualifications of the sponsor, and the tax consequences of the investment. The Sponsor or each person selling shares on behalf of the Sponsor or the Company will make this determination on the basis of information it has obtained from a prospective Shareholder. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation, and other investments of the prospective Shareholder, as well as any other pertinent factors. The Sponsor or each person selling shares on behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in shares is suitable and appropriate for a Shareholder. The Sponsor or each person selling shares on behalf of the Sponsor or the Company shall maintain these records for at least six years.

                                  ARTICLE VIII

                                   Amendments
                                   ----------

     Section 8.01 Directors. Without concurrence of a majority of the outstanding shares, the Board of Directors shall not amend any Bylaws, except for amendments which do not adversely affect the rights, preferences and privileges of Shareholders including amendments to those Bylaws relating to Directors' qualifications (Section 3.01) fiduciorary duties (Section 3.05) liabilities and indemnification (Section 5.12), conflicts of interest (Section 5.13) investment policies or investment restrictions.

     Section 8.02 Shareholders. The Shareholders shall have the power, at any annual meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter, modify or repeal any Bylaws of the Company and to adopt new Bylaws by a vote of a majority of the Shareholder votes entitled to be cast thereon. Notwithstanding the foregoing, any amendment, alteration, modification or repeal of the provisions in Section 6.04 hereof, or which would change any rights of a Shareholder by reducing the amount payable on the class of stock or other securities of the Company held by such Shareholder upon liquidation of the Company or by diminishing or eliminating any voting rights of that class, shall require an affirmative vote of not less than sixty-six and two-thirds percent (66 2/3%) of the Shareholder votes entitled to be cast thereon.

                                   ARTICLE IX

                                    Glossary
                                    --------

     Section 9.01 The Glossary of the Registration Statement is incorporated into these Bylaws by this reference. Other defined terms appearing in these Bylaws shall carry the definitions as set forth herein.

     These Amended and Restated Bylaws were adopted by a duly authorized vote of the Board of Directors of the Company on September 26, 2002, and are hereby certified as true and correct.



                                                /s/
                                       -----------------------------------------
                                       Jerry D. Bringard, Chair

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